Exhibit 10.2

TANOX, INC.

NON-QUALIFIED STOCK OPTION AGREEMENT

2000 Non-Employee Directors’ Stock Option Plan

1. Grant of Option.

TANOX, INC., a Delaware corporation (the “Company”), hereby grants to                  (the “Director”), an option pursuant to the Company’s 2000 Non-Employee Directors’ Stock Option Plan (the “Plan”) to purchase an aggregate of                  shares of Common Stock, $.01 par value per share, of the Company (“Common Stock”) at a price of $                 per share, purchasable as set forth in and subject to the terms and conditions of this option and the Plan. A copy of the Plan is attached hereto and is hereby incorporated by reference herein. The date of grant of this option is hereinafter referred to as the “Grant Date.”

2. Exercise of Option.

(a) Except as otherwise provided herein, this option is exercisable for the first time with respect to 1/36th of the shares initially covered hereby on each monthly anniversary date of the Grant Date, such that the option shall be exercisable in full three years after the Grant Date. To the extent not exercised, installments shall be cumulative and shall be exercisable in whole or in part; provided that no partial exercise of the option shall be for less than 10 whole shares.

This option shall become fully exercisable, irrespective of the limitations set forth above, provided that the Director has been in Continuous Service since the Grant Date, upon the Director being removed from the Board of Directors following a Change in Control. This option may not be exercised at any time after the tenth anniversary of the Grant Date.

(b) Subject to the conditions hereof, this option shall be exercisable by the Director contacting the Company’s designated stock option administration representative, specifying the number of shares to be purchased and the exercise price to be paid therefor and accompanied by payment of the exercise price in verifiable funds or as otherwise provided for in the Plan.

(c) A “Change in Control” shall be deemed to have occurred as of the date that one or more of the following occurs:

(i) Individuals who, as of the date hereof, constitute the entire Board of Directors of the Company (“Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the then Incumbent Directors shall be considered as though such individual was an Incumbent Director, but excluding, for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest, as such terms are used in Rule 14a-11 under the Securities Exchange Act of 1934, as amended (“Exchange Act”) or other actual or threatened solicitation of proxies or consents by or on behalf of any Person (as defined below) other than the Board;

(ii) The stockholders of the Company shall approve (A) any merger, consolidation or recapitalization of the Company (or, if the capital stock of the Company is affected, any subsidiary of the Company), or any sale, lease, or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company (each of the foregoing being an “Acquisition Transaction”) where (1) the stockholders of the Company immediately prior to such Acquisition Transaction would not immediately after such Acquisition Transaction beneficially own, directly or indirectly, shares or other ownership interests representing in the aggregate fifty one percent (51%) or more of (a) the then outstanding common stock or other equity interests of the corporation or other entity surviving or resulting from such merger, consolidation or recapitalization or acquiring such assets of the Company, as the case may be (the “Surviving Entity”) (or of its ultimate parent corporation or other entity, if any), and (b) the Combined Voting Power of the then outstanding Voting Securities of the Surviving Entity (or of its ultimate parent corporation or other entity, if any) or (2) the Incumbent Directors at the time of the initial approval of such Acquisition Transaction would not immediately after such Acquisition Transaction constitute a majority of the Board of Directors, or similar managing group, of the Surviving Entity (or of its ultimate parent corporation or other entity, if any), or (B) any plan or proposal for the liquidation or dissolution of the Company; or

(iii) Any Person other than Nancy T. Chang or Tse Wen Chang shall be or become the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of securities of the Company representing in the aggregate more than forty percent (40%) of either (A) the then outstanding shares of common stock of the Company (“Common Stock”) or (B) the Combined Voting Power of all then outstanding Voting Securities of the Company; provided, however, that notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred for purposes of this Subsection (iii):

(1) Solely as a result of an acquisition of securities by the Company which, by reducing the number of Common Stock or other Voting Securities outstanding, increases (a) the proportionate number of Common Stock beneficially owned by any Person to more than forty percent (40%) of the Common Stock then outstanding, or (b) the proportionate voting power represented by the Voting Securities beneficially owned by any Person to more than forty percent (40%) of the Combined Voting Power of all then outstanding Voting Securities; or

(2) Solely as a result of an acquisition of securities directly from the Company except for any conversion of a security that was not acquired directly from the Company,

(3) provided, further, that if any Person referred to in paragraph (1) or (2) of this Subsection (iii) shall thereafter become the beneficial owner of any additional Common Stock or other Voting Securities of the Company (other than pursuant to a stock split, stock dividend or similar transaction), then a Change in Control shall be deemed to have occurred for purposes of this Subsection (iii).

(iv) For purposes of this Section (c):

(1) “Affiliate” shall mean, as to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the specified Person, within the meaning of such terms as used in Rule 405 under the Securities Act of 1933, as amended (“Securities Act”), or any successor rule.

(2) “Combined Voting Power” shall mean the aggregate votes entitled to be cast generally in the election of the Board of Directors, or similar managing group, of a corporation or other entity by holders of then outstanding Voting Securities of such corporation or other entity.

(3) “Person” shall mean any individual, entity (including, without limitation, any corporation, partnership, trust, joint venture, association or governmental body) or group (as defined in Sections 14(d)(3) or 15(d)(2) of the Exchange Act and the rules and regulations thereunder); provided, however, that Person shall not include the Company, any of its subsidiaries, any employee benefit plan of the Company or any of its majority-owned subsidiaries or any entity organized, appointed or established by the Company or such subsidiaries for or pursuant to the terms of any such plan.

(4) “Voting Securities” shall mean all securities of a corporation or other entity having the right under ordinary circumstances to vote in an election of the Board of Directors, or similar managing group, of such corporation or other entity.

3. Delivery of Shares.

The Representative shall, upon receipt of the exercise price, together with all applicable taxes and fees, and verification of funds for the number of shares purchased and paid for, make prompt delivery of such shares to the Director, provided that if any law or regulation requires the Representative or the Company to take any action with respect to such shares before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to complete such action. No shares shall be issued and delivered upon exercise of any option unless and until, in the opinion of counsel for the Company, any applicable registration requirements of the Securities Act, any applicable listing requirements of any national securities exchange on which stock of the same class is then listed, and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery, shall have been fully complied with.

4. Miscellaneous.

(a) Except as provided herein, this Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Director.

(b) All notices under this Agreement shall be mailed or delivered by hand to the parties at their respective addresses set forth beneath their names below or at such other address as may be designated in writing by either of the parties to one another.

(c) This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

Grant Date:	TANOX, INC.

__________________	By:
	Title:	Vice President of Finance
	Address:	10555 Stella Link
Houston, Texas 77025

DIRECTOR’S ACCEPTANCE

The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof.

DIRECTOR

Signature

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